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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 11, 2000

                                 NURESCELL INC.
             (Exact name of registrant as specified in its charter)


Nevada                                0-25377                      33-0805583
(State or other jurisdiction of       (Commission File Number)    (IRS Employer
incorporation)                                                   Identification
                                                                      Number)

       1400 Bristol Street N., Suite 240, Newport Beach, California 92660
                    (Address of principal executive offices)

                                 (949) 752-0071
                         (Registrant's telephone number)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Hollander, Lumer & Co. LLP (the "Former Accountant") resigned as independent certified public accountant and independent auditor for Nurescell Inc. (the "Company") on August 11, 2000. The Former Accountant reported on the Company's balance sheet as of March 31, 2000 and the related statements of operations, shareholders' deficiency and cash flows for the year then ended and the cumulative from the period April 1, 1999 through March 31, 2000. The report of the Former Accountant on the financial statements for such period contained no adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles except that it included an explanatory paragraph stating that the financial statements had been prepared assuming that the Company would continue as a going concern and that there was substantial doubt about its ability to continue as a going concern.

         During the Company's fiscal year ended March 31, 2000, and through the date of this report, the Company disagreed with the Former Accountant as to the accounting treatment of various warrants and options that had previously been issued by the Company (the "Accounting Treatment"). Although such matter was apparently resolved to the Former Accountant's satisfaction, the Chairman of the Company's Board of Directors had discussed the disagreement with the Former Accountant and was seeking clarification of the matter at the time the Former Accountant resigned. The Company will authorize the Former Accountant to respond fully to the inquiries of the Company's successor accountant concerning the Accounting Treatment.

         During the fiscal year ended March 31, 2000, and through the date of this report, the Former Accountant did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(iv)(B)(1) through (3) of Item 304 of Regulation S-B, although the Former Accountant has stated that it has "lost confidence in the integrity of management," apparently as a result of management's actions in questioning the Accounting Treatment.

         Prior to the Former Accountant's resignation, the Company had decided to replace the Former Accountant for reasons unrelated to the Accounting Treatment. As a result, on August 11, 2000 (and prior to receipt of the Former Accountant's resignation) the Company had already engaged the accounting firm of Corbin & Wertz (the "Successor Accountant") to replace the Former Accountant after the filing of the Company's report on Form 10-QSB for the quarter ended June 30, 2000 (the "June 10-QSB"). However, due to the Former Accountant's resignation just before the deadline for filing the June 10-QSB, the Company has accelerated the involvement of the Successor Accountant and is using it as its independent auditor and independent certified public accountant with respect to the June 10-QSB. The Company has not consulted the Successor Accountant regarding whether the Accounting Treatment was appropriate.

         The Company has provided the Former Accountant with a copy of the foregoing disclosures and has requested in writing that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agrees with such disclosures. A copy of such letter has been filed as an exhibit to this report in accordance with Item 601 of Regulation S-B.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c) Exhibits. The following exhibit is filed as part of this report:

                  16.1 Letter, dated August 17, 2000, from Hollander, Lumer & Co. LLP to the Securities and Exchange Commission.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2000                NURESCELL INC.

                                      By: /s/ Sharon Nitka
                                          --------------------------------------
                                          Sharon Nitka, Chief Financial Officer